EXHIBIT 4.11

SECOND AMENDMENT

TO

CREDIT AGREEMENT

SECOND AMENDMENT, dated as of December 19, 2003 (“Second Amendment”), to the Credit Agreement, dated as of July 29, 2003 (as the same may be amended, supplemented or modified from time to time, this “Credit Agreement”), among Apogent Technologies Inc., a Wisconsin corporation (the “Company”), Erie Scientific Company, a Delaware corporation, Nalge Nunc International Corporation, a Delaware corporation, and Remel Inc., a Wisconsin corporation, (each a “Subsidiary Borrower”; together with the Company, the “Borrowers” and each of them individually, a “Borrower”) the several banks and other financial institutions from time to time parties thereto (the “Lenders”), J.P. Morgan Securities Inc. and Fleet Securities, Inc., as Joint Lead Arrangers and Joint Bookrunners (in such capacity, the “Arrangers”), Fleet National Bank, as Syndication Agent (in such capacity, the “Syndication Agent”), ABN AMRO Bank N.V., Bank of America N.A. and SunTrust Bank, as Co-Documentation Agents (in such capacity, the “Co-Documentation Agents”), and JPMorgan Chase Bank (and its successors and assigns), a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower will issue and sell convertible securities, the proceeds of which will be used by the Borrower to refinance certain outstanding Indebtedness;

WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Credit Agreement in connection with the forgoing; and

WHEREAS, the Lenders have agreed to amend the Credit Agreement, but only upon the terms and subject to the conditions set forth below;

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the Borrowers, the Lenders and the Agents hereby agree as follows:

I. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

II. Amendments to the Credit Agreement. The parties hereto agree that the Credit Agreement shall be amended as follows:

A. Amendments to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended by deleting Section 7.1(c) in its entirety and inserting in lieu thereof the following new Section 7.1(c):

(c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Company commencing with the fiscal quarter ending December 31, 2003 to exceed (i) for any four-quarter period ending on or prior to December 31, 2004, 3.85 to 1.00, (ii) for any four-quarter period ending after December 31, 2004 and on or prior to December 31, 2005, 3.50 to 1.00, (iii) for any four-quarter period ending after December 31, 2005 and on or prior to December 31, 2006, 3.25 to 1.00 or (iv) for any four-quarter period ending after December 31, 2006, 3.00 to 1.00.

III. General.

A. Representation and Warranties. To induce the Administrative Agent and the Lenders parties hereto to enter into this Second Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders parties hereto that:

1. Power; Authorization; Enforceable Obligations.

(a) Each Borrower has the corporate power and authority, and the legal right, to make, deliver and perform this Second Amendment, and to perform the Loan Documents to which it is a party, as amended by this Second Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Second Amendment and the performance of such Loan Documents, as so amended.

(b) No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Second Amendment, or the Loan Documents to which any Loan Party is a party, as amended by this Second Amendment, except for consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

(c) This Second Amendment has been duly executed and delivered on behalf of each Borrower and duly acknowledged and consented to by each Subsidiary Guarantor.

(d) Each of this Second Amendment and the Loan Documents to which any Loan Party is a party, as amended by this Second Amendment, constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

2. No Legal Bar. The execution, delivery and performance of this Second Amendment and the performance of the Loan Documents to which any other Loan Party is a party, as amended by this Second Amendment, will not violate or conflict with any Requirement of Law or any material Contractual Obligation of the Borrower or any of its

Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.

3. No Change. Since September 30, 2003, there has been no development, circumstance or event that has had or could reasonably be expected to have a Material Adverse Effect.

4. Representations and Warranties in Loan Documents. The representations and warranties made by each Loan Party in each Loan Document to which it is a party or made by the Borrowers herein are true and correct on and as of the date hereof, before and after giving effect to this Second Amendment, except to the extent that such representation or warranty is expressly limited by its terms to an earlier date, in which case such representation or warranty was true and correct as of such earlier date.

B. Continuing Effect of Loan Documents. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

C. Expenses. The Borrowers agree to reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Second Amendment and any other documents prepared in connection herewith, including the reasonable fees and expenses of its counsel.

D. Effectiveness. This Second Amendment shall become effective upon receipt by the Administrative Agent of (i) counterparts hereby signed by the Borrowers and the Majority Lenders, and (ii) the Acknowledgment and Consent, in the form attached hereto, signed by the Subsidiary Guarantors.

E. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

F. Counterparts. This Second Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument. This Second Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

APOGENT TECHNOLOGIES INC.

By:	/s/

	Name:	Michael K. Bresson
	Title:	Executive Vice President—Administration, General Counsel and Secretary

ERIE SCIENTIFIC COMPANY

By:	/s/

	Name:	Michael K. Bresson
	Title:	Vice President

NALGE NUNC INTERNATIONAL CORPORATION

By:	/s/

	Name:	Michael K. Bresson
	Title:	Vice President

REMEL INC.

By:	/s/

	Name:	Michael K. Bresson
	Title:	Vice President

JPMORGAN CHASE BANK, as Administrative Agent and as a Lender

By:	/s/

	Name:	John A. Francis
	Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/

	Name:	Phil Durand
	Title:	Managing Director

FLEET NATIONAL BANK

By:	/s/

	Name:	Gordon B. Coughlin
	Title:	Vice President

ABN AMRO BANK NV

By:	/s/

	Name:	Eric Oppenheimer
	Title:	Vice President

By:	/s/

	Name:	Michele R. Costello
	Title:	Assistant Vice President

SUNTRUST BANKS, INC.

By:	/s/

	Name:	William D. Priester
	Title:	Director

THE BANK OF NOVA SCOTIA

By:	/s/

	Name:	Carolyn A. Calloway
	Title:	Managing Director

CITIZENS BANK OF MASSACHUSETTS

By:	/s/

	Name:	Cindy Chen
	Title:	Vice President

CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH

By:	/s/

	Name:	Jay Chall
	Title:	Director

By:	/s/

	Name:	Christopher Lally
	Title:	Vice President

HBSC BANK USA

By:	/s/

	Name:	Patricia Tostanoski
	Title:	Vice President

LEHMAN COMMERCIAL PAPER, INC.

By:	/s/

	Name:	Francis J. Chang
	Title:	Vice President

MIZUHO CORPORATE BANK, LTD.

By:	/s/

	Name:	Greg Botshon
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/

	Name:	James S. Conville
	Title:	Assistant Vice President

ACKNOWLEDGMENT AND CONSENT

Each of the undersigned hereby acknowledges and consents to the foregoing Second Amendment and hereby acknowledges and confirms its obligations under such Subsidiary Guarantor’s Guarantee, dated as of July 29, 2003, and all other Loan Documents, including, without limitation, as such documents have been heretofore amended or modified, and, to the extent permitted by applicable law, as may be further amended or modified from time to time.

ABGENE INC.

APOGENT FINANCE COMPANY

APOGENT HOLDING COMPANY

APOGENT TRANSITION CORP.

APOGENT SERVICE CORPORATION

BARNSTEAD THERMOLYNE CORPORATION

BT CANADA HOLDINGS INC.

CAPITOL VIAL, INC.

CHASE SCIENTIFIC GLASS, INC.

CONSOLIDATED TECHNOLOGIES, INC.

ERIE SCIENTIFIC COMPANY OF PUERTO

RICO

ERIE UK HOLDING COMPANY

EVER READY THERMOMETER CO., INC.

G&P LABWARE HOLDINGS INC.

GENEVAC INC.

LAB-LINE INSTRUMENTS, INC.

LAB VISION CORPORATION

MATRIX TECHNOLOGIES CORPORATION

MICROGENICS CORPORATION

MOLECULAR BIOPRODUCTS, INC.

NATIONAL SCIENTIFIC COMPANY

THE NAUGATUCK GLASS COMPANY

NEOMARKERS, INC.

NERL DIAGNOSTICS CORPORATION

OWL SEPARATION SYSTEMS, INC.

QUALITY SCIENTIFIC PLASTICS, INC.

RICHARD-ALLAN SCIENTIFIC COMPANY

ROBBINS SCIENTIFIC CORPORATION

SAMCO SCIENTIFIC CORPORATION

SEPARATION TECHNOLOGY, INC.

SERADYN INC.

By:	/s/

Name: Michael K. Bresson
Title: Secretary

METAVAC LLC
By:	THE NAUGATUCK GLASS COMPANY Member and Manager

	By:	/s/

		Name:	Michael K. Bresson
		Title:	Vice President and Secretary